Exhibit 10.13

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (the "Agreement") by and between Silver Ramona Mining, Inc., (the "Owner"), and L. D. Moran (the "Manager"); executed this 1st day of January, 2001.

                                    RECITALS

         WHEREAS, Silver Ramona Mining, Inc., is the owner of all rights to the Silver Ramona Mining, Inc., testing and employment software program and its national distribution system; and

         WHEREAS, Manager is an employee of, and intends to serve as President of L+R Moran, Inc., and

         WHEREAS, Owner is purchasing the assets of L+R Moran, Inc.,; and

         WHEREAS, Manager plans to enter into this Agreement whereby Manager will provide professional management services to the Owner; and

         WHEREAS, Owner will provide compensation for the services provided by the Manager in connection with the management of the assets of L+R Moran, Inc. purchased by Owner; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein the parties agree as follows:

                                   WITNESSETH:

         1. CONTRACTUAL DUTIES. Owner hereby engages Manager and Manager agrees to accept the responsibility, as manager of the assets of L+R Moran, Inc. purchased by Owner, to perform the services of supervising, managing and consulting with respect to such assets on behalf of Owner.

         2. COMPENSATION. As compensation for the services provided by Manager, Owner will pay L. D. Moran annual fees in the amount of $97,500.00, payable as agreed upon by Owner and L. D. Moran; additionally, L. D. Moran, his senior management, mid management and employees shall receive corporate stock options as per Silver Ramona Mining, Inc.'s Stock Option Plan.

         3. EXPENSE REIMBURSEMENT. Owner will reimburse L. D. Moran for reasonable travel expenses, automobile and insurance expenses in accordance with the customary practices and business operations of Owner, and in accordance with the policies and procedures of the Owner.

         4. BENEFITS. L. D. Moran shall be entitled to employment benefits including health insurance consistent with those presently in effect with Owner. Manager will also be allowed to participate in any profit sharing and/or retirement plan in effect at Owner, at the time of this Agreement or as many be amended from time to time.

         5. CONFIDENTIALITY. L. D. Moran, as manager of the assets of L+R Moran, Inc. purchased by Owner, recognizes that L+R Moran, Inc., and Silver Ramona Mining, Inc., have and will have information considered to be proprietary and confidential and that he will have access to such information. The term "Confidential Information" shall include, but not be limited to, any and all forms, manuals, marketing materials, contracts, product design, customer lists, software, price lists and other secret information disclosed to manager because of his affiliation with Silver Ramona Mining, Inc., or L+R Moran, Inc. Proprietary matters are unique assets and trade secrets of L+R Moran, Inc., and Silver Ramona Mining, Inc. L. D. Moran agrees that he will not at any time or in any manner either directly or indirectly disclose or provide to third parties any Confidential Information without the prior written consent of Milton S. Cotter. Manager agrees that a violation of this paragraph will entitle the Owner to immediate equitable relief in an appropriate jurisdiction.

         6. TERM. This Agreement shall continue for a term of three years from the effective date, with two additional three year options which may be exercised by mutual agreement in writing by the parties to the Agreement, provided, however, the Agreement may be terminated upon 30 days notice of any breach of the terms of Agreement and failure to cure

         Upon termination of the Agreement, provided termination is not caused by a material breach of the Agreement by Manager as discussed in paragraph 5.3, Employer shall pay to Manager the balance of the salary through the end of the term of this agreement. Manager may resign upon 90 days written notice to Employer, but in that event, Manager will be entitled to receive only the salary which has been earned up through the date of termination as indicated in the Notice Letter. At time of termination, Manager shall have the right to exercise any and all available stock options granted to him at the time of termination; and additionally, Employer may purchase all shares of stock in Silver

Ramona Mining, Inc., owned by Manager at the time of termination at the then prevailing market price per share.

         7. ENTIRE AGREEMENT. This Agreement contains all the controlling terms and provisions agreed upon by the parties supersedes any and all prior written or oral agreements between the parties. Any amendments to the Agreement must be agreed upon in writing and signed by both parties.

         8. GOVERNING LAW. This Agreement is executed in Tarrant County, Texas., and is deemed governed by the laws of the State of Texas.

         Executed in multiple counterparts the date first hereinabove written.

                                           Silver Ramona Mining, Inc. ("Owner")

                                           By:
                                              -------------------------------
                                                Milton S. Cotter, President

                                           Manager

                                           ------------------------------
                                               L. D. Moran


                                       3